Exhibit 3.68(a)

ARTICLES OF INCORPORATION

OF

STRAIGHT CREEK RESOURCES. INC.

           We, the undersigned. acting as Incorporators of a corporation under the Kentucky Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

           FIRST: The name of the corporation is:

STRAIGHT CREEK RESOURCES, INC.

           SECOND: The period of Its duration is perpetual.

           THIRD: The purpose or purposes for which the corporation is organized are:

To engage in the transaction of any or all lawful business for which corporations may be incorporated tinder the provisions of the Kentucky Business Corporation Act.

           FOURTH: The aggregate number of shares which the corporation shall have authority to Issue is one thousand (1000) of the par value of One Dollar ($1.00) each.

           FIFTH: The preemptive rights to shareholders to acquire additional or treasury shares of the corporation are denied.

           SIXTH: The post office address of its initial registered office is Kentucky Home Life Building. c/o C T Corporation System. Louisville, Kentucky 40202, and the name of its initial registered agent at such address is C. T. Corporation System.

           SEVENTH: The number of directors constituting the initial Board of Directors of the corporation is three (3) and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

NAME	POST OFFICE ADDRESS

DONALD P. BELLUM	7000 South Yosemite StreetEnglewood, Colorado 80112

CHESTER B. STONE, JR.	7000 South Yosemite StreetEnglewood, Colorado 80112

PHILIP C. WOLF	7000 South Yosemite StreetEnglewood, Colorado 80112

EIGHTH:	The name and post office address of each incorporator is:

NAME	POST OFFICE ADDRESS

V. M. OMSTEAD	1700 Broadway Denver, Colorado 80290

P. J. FITZGIBBON	1700 Broadway Denver, Colorado 80290

N. A. AUERBACH	1700 Broadway Denver, Colorado 80290

Dated: July 24, 1984	/s V. M. Omstead V. M. OMSTEAD

/s P. J. Fitzgibbon P.J. FITZGIBBON

/s N. A. Auerbach /s N. A. AUERBACH

STATE OF COLORADO COUNTY OF DENVER	) ) )

           I, CORINNE M. LUDE, a notary public, do hereby certify that on this 24th day of July, 1984, personally appeared before me, V. M. OMSTEAD, P. J. FITZGIBBON, and N. A. AUERBACH who being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators, and that the statements therein contained are true.

/s Corinne M. Lude CORINNE M. LUDE Notary Public Commission Expires: 7/5/85

Prepared by:
                    WILLIAM H. CANN, Attorney
                    7000 South Yosemite Street
                    Englewood, Colorado 80112

July 23, 1984

To:     Secretary of State of the
            State of Kentucky

Straight Creek Mining Company, a Kentucky corporation, hereby consents to the use of the name Straight Creek Resources, Inc. by a corporation to be formed under the laws of the State of Kentucky, the Articles of Incorporation of which are being filed concurrently with this consent.

In witness whereof the undersigned have set their hands and the seal of Straight Creek Mining Company this 23rd day of July 1984.

STRAIGHT CREEK MINING COMPANY by: /s Chester B. Stone, Jr. Chester B. Stone, Jr.Vice President

Attest:

/s W. H. Cann
W. H. Cann, Secretary

STATE OF COLORADO COUNTY OF DENVER	) ) )

The foregoing instrument was acknowledged before me this 23rd day of July, 1984 by Chester B. Stone, Jr., Vice President and W. H. Cann, Secretary of Straight Creek Mining Company, a Kentucky corporation.

Witness my hand and official seal.

/s Nancy L. Novotny Notary Public Nancy L. Novotny 700 S. Yosemite Street Englewood, Colorado 80112

My commission expires September 29, 1984.

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

STRAIGHT CREEK RESOURCES, INC.

           It is hereby certified that:

           1.  The name of the corporation (hereinafter called the "Corporation") is Straight Creek Resources, Inc.

           2.  The Articles of Incorporation of the Corporation are hereby amended by striking out the entire Article FIRST thereof and by substituting in lieu of said Article the following new Article:

FIRST:	The name of the corporation is: CYPRUS STRAIGHT CREEK CORPORATION."

           3.  The Amendment of the Articles of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 271 A.665 and 271 A.895 of the Kentucky Business Corporation Act.

           4.  The effective date of the Amendment herein certified shall be the date of filing.

           Signed and attested to on June 5, 1987.

/s Chester B. Stone, Jr. Chester B. Stone, Jr. Executive Vice President

Attest:

/s Deborah J. Friedman
Deborah J. Friedman
Assistant Secretary

ARTICLES OF MERGER
OF
CUMBERLAND MOUNTAIN SERVICES CORPORATION, A KENTUCKY CORPORATION
CYPRUS STRAIGHT CREEK CORPORATION, A KENTUCKY CORPORATION
STRAIGHT CREEK MINING COMPANY, A KENTUCKY CORPORATION AND
INTO
CYPRUS CUMBERLAND MOUNTAIN CORPORATION, A KENTUCKY CORPORATION

           Pursuant to Kentucky Revised Statute 271A.355, the undersigned corporations adopt the following Articles of Merger:

           FIRST: The plan of merger as set forth in Exhibit A attached hereto and made a part hereof was approved by the respective shareholders of Cumberland Mountain Services Corporation, a Kentucky Corporation, Cyprus Straight Creek Corporation, a Kentucky corporation, and Straight Creek Mining Company, a Kentucky corporation, on the 29th day of December, 1988 in the manner prescribed by the Kentucky Revised Statutes and was approved by the shareholders of Cyprus Cumberland Mountain Corporation, a Kentucky corporation, on the 28th day of December, 1988, in the manner prescribed by the Kentucky Revised Statutes.

           SECOND: As to each participating corporation, the shareholders of which voted on such plan of merger, the number of shares outstanding and the number of shares entitled to vote on such plan, and the number of such shares voted for and against the plan are as follows:

                                  Number of                Number of
Name of                           Shares                   Shares Entitled
Corporat ion                      Outstanding              To Vote                  Voted For        Voted Against
---------------------------      -----------------------  ------------------------- ---------------- --------------

Cumberland                           1,000                    1,000                    1,000            None
   Mountain Services
   Corporation

Cyprus                               1,000                    1,000                    1,000            None
   Cumberland Mountain
   Corporation

Cyprus Straight                      1,000                    1,000                    1,000            None
   Creek Corporation

Straight Creek                       1,000                    1,000                    1,000            None
   Mining Company

           THIRD: If the shares of any class were entitled to vote as a class, the designation and number of the outstanding shares of each such class, and the number of shares of each such class voted for and against the plan, are as follows:

Name of                     Designation              Number of                              Voted
Corporation                 Of Class                 Shares             Voted For           Against
-------------------------- ------------------------  ------------------ ----------------    -------------

                                                 Inapplicable

           FOURTH: Pursuant to the merger of Cumberland Mountain Services Corporation, Cyprus Straight Creek Corporation and Straight Creek Mining Company into Cyprus Cumberland Mountain Corporation, the Articles of Incorporation of Cyprus Cumberland Mountain Corporation will be amended by striking out the entire Article FIRST thereof and by substituting in lieu of said Article the following new Article:

           "FIRST: The name of the corporation is:

CYPRUS CUMBERLAND COAL CORPORATION

Dated this 28th day of December, 1988.

CUMBERLAND MOUNTAIN SERVICES
CORPORATION

By:  /s D. P. Bellum
       Its Executive Vice President

and    /s Deborah J. Friedman
       Its Assistant Secretary

CYPRUS CUMBERLAND MOUNTAIN
CORPORATION

and    /s D. P. Bellum
       Its Executive Vice President

and    /s Deborah J. Friedman
       Its Assistant Secretary

CYPRUS STRAIGHT CREEK CORPORATION

By:   /s D. P. Bellum
       Its Executive Vice President

and    /s Deborah J. Friedman
       Its Assistant Secretary

STRAIGHT CREEK MINING COMPANY

By:  /s D. P. Bellum
           Its Executive Vice President

and    /s Deborah J. Friedman
       Its Assistant Secretary

STATE OF COLORADO COUNTY OF ARAPAHOE	) ) )	ss:

          I, Deborah K. Anderson, a notary public, do hereby certify that this 28th day of December, 1988, personally appeared before me D. P. Bellum, who, being by me first duly sworn, declared that he is the Vice President of Cumberland Mountain Services Corporation, that he signed the foregoing document as Vice President of the corporation, and that the statements therein contained are true.

/s Deborah K. Anderson Notary Public

(Notarial Seal)

My Commission Expires June 10, 1990

STATE OF COLORADO COUNTY OF ARAPAHOE	) ) )	ss:

          I, Deborah K. Anderson, a notary public., do hereby certify that this 28th day of December, 1988, personally appeared before me D. P. Bellum, who, being by me first duly sworn, declared that he is the Vice President of Cyprus Cumberland Mountain Corporation, that he signed the foregoing document as Vice President of the corporation, and that the statements therein contained are true.

/s Deborah K. Anderson Notary Public

(Notarial Seal)

My Commission Expires June 10, 1990

STATE OF COLORADO COUNTY OF ARAPAHOE	) ) )	ss:

          Deborah K. Anderson, a notary public, do hereby certify that this 28th day of December, 1988, personally appeared before me D. P. Bellum, who, being by me first duly sworn, declared that he is the Vice President of Cyprus Straight Creek Corporation, that he signed the foregoing document as Vice President of the corporation, and that the statements therein contained are true.

/s Deborah K. Anderson Notary Public

(Notarial Seal)

My Commission Expires June 10, 1990

STATE OF COLORADO COUNTY OF ARAPAHOE	) ) )	ss:

          I, Deborah K. Anderson, a notary public, do hereby certify that this 28th day of December, 1988, personally appeared before me D. P. Bellum, who, being by me first duly sworn, declared that he is the Vice President of Straight Creek Mining Company, that he signed the foregoing document as Vice President of the corporation, and that the statements therein contained are true.

/s Deborah K. Anderson Notary Public

(Notarial Seal)

My Commission Expires June 10, 1990

EXHIBIT A
PLAN OF MERGER

Each of : Cumberland Mountain Services Corporation, a Kentucky corporation, all of the 1,000 outstanding shares of which are owned by Cyprus Cumberland Mountain Corporation; Cyprus Straight Creek Corporation, a Kentucky corporation, all of the 1,000 outstanding shares of which are owned by Cyprus Coal Company; and Straight Creek Mining Company, a Kentucky corporation, all of the, 1,000 outstanding shares of which are owned by Cyprus Straight Creek Mining Corporation; shall be merged into Cyprus Cumberland Mountain Corporation, a Kentucky corporation, all of the 1,000 outstanding shares of which are owned by Cyprus Coal Company, and Cyprus Cumberland Mountain Corporation shall be the surviving corporation.

The merger of Cumberland Mountain Services Corporation, Cyprus Straight Creek Corporation and Straight Creek Mining Company into Cyprus Cumberland Mountain Corporation is conditional upon the approval of this Plan of Merger by the respective Boards of Directors and the respective stockholders of each of Cumberland Mountain Services Corporation, Cyprus Cumberland Mountain Corporation, Cyprus Straight Creek Corporation and Straight Creek Mining Company and the filing of Articles of Merger with the Secretary of State of the Commonwealth of Kentucky in accordance with the provisions of Sections 271A.355 and 271A.370 of the Kentucky Revised Statutes.

Upon the effectiveness of the merger, each outstanding share of Cumberland Mountain Services Corporation, Cyprus Straight Creek Corporation and Straight Creek Mining Company shall be cancelled and each outstanding share of Cyprus Cumberland Mountain Corporation shall remain issued and outstanding.

TO WHOM IT MAY CONCERN:

          The foregoing document was prepared by Deborah J. Friedman of Cyprus Minerals Company.

/s Deborah J. Friedman Deborah J. Friedman Cyprus Minerals Company 9100 East Mineral Circle Englewood, CO 80112 (303) 643-5657

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

CYPRUS CUMBERLAND COAL CORPORATION

          It is hereby certified that:

          1. The name of the Corporation (hereinafter called the "Corporation") is Cyprus Cumberland Coal Corporation.

          2. The Articles of Incorporation of the Corporation are hereby amended by changing the first Article thereof so that, as amended, said Article shall read as follows:

"First:	The name of the corporation is: Straight Creek Coal Resources Company."

          3. The Amendment of the Articles of Incorporation herein certified has been duly adopted in accordance with the provisions of KRS 271B.7-040 and KRS 271B.8-210 of the Kentucky Business Corporation Act.

          4. The effective date of the Amendment herein certified shall be the date of filing.

           Signed and attested this the 30th day of June, 1998.

CYPRUS CUMBERLAND COAL CORPORATION BY: William H. Haselhoff TITLE: Vice President of Administration

Attest:

By: /s/ Vic Grubb

Title: Treasurer